Exhibit 10.5

OPTION AGREEMENT

Zeta Global Holdings Corp. (f/k/a Caivis Acquisition Corp.) (the “Corporation”), pursuant to the 2008 Stock Option/Stock Issuance Plan (the “Plan”) and this Option Agreement which is Exhibit B to the Plan, hereby grants to the below named individual (“Optionee”) an option (the “Option”) to purchase the number of shares of the Corporation’s Common Stock set forth below. The Option is subject to all of the terms and conditions as set forth herein (including any attachments hereto), and as set forth in the Plan and the Notice of exercise which is attached to the Plan as Exhibit C, all of which are incorporated herein in their entirety.

Option Holder:

Date of Grant:

Vesting Schedule: The options shall vest over a period of four years. The first 25% shall vest on the first anniversary of the date of grant set forth above and an additional 6.25% shall vest on each quarterly anniversary thereafter until 100% of the Options shall have vested.

Number of Shares Subject to Option: as seen on eShares

Exercise Price (Per Share): as seen on eShares

Expiration Date: Ten (10) Years

Type of Grant: Incentive Stock Option

Repurchase, Forfeiture,

Transfer Restrictions: As set forth on Exhibit D to the Plan.

Payment: By one or a combination of the following items: (1) Cash or check, (2) By delivery of already-owned shares in the sole discretion of the Plan, or Administrator, or (3) As otherwise may be permitted by the Plan or the Plan Administrator.

Additional Terms/Acknowledgements:

The undersigned acknowledges receipt of, and understands and agrees to the terms and conditions set forth herein, and in (i) the Plan including all exhibits and (ii) Notice of Exercise; (iii) the Proprietary Rights, Non-Competition and Confidential Information Agreement or other agreement covering such subjects (the “Non-Compete”) entered into by the Optionee. Optionee further acknowledges and agrees that as of the date of the grant of this Option; (i) this Option Agreement; (ii) the Plan including all exhibits; and (iii) the Non-Compete set forth the entire understanding between Optionee and the Corporation regarding the acquisition of stock in the Corporation and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to the Optionee under the Plan, if any.

By signing and accepting the Option, the Optionee hereby waives any claim that he or she may have against the Corporation as of the date hereof for past compensation owing for services provided to the Corporation or for any other claim related to your employment, affiliation or association with the Corporation.

ACKNOWLEDGED AND AGREED TO:

THE CORPORATION:

Zeta Global Holdings Corp.

By:
Name:	Steven Vine
Title:	Secretary

OPTIONEE:
Name: